EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 19, 1998, for Flip Chip Technologies, LLC, included in Kulicke and Soffa Industries, Inc.'s Form 10-K for the year ended September 30, 1998.


/s/ ARTHUR ANDERSEN LLP
Phoenix, Arizona
December 22, 1998


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